Exhibit 10.2

MOSYS, INC.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of March 14, 2016 (the “Effective Date”) is made by and among MoSys, Inc. (the “Company”), the 10% Senior Secured Convertible Note purchasers identified in Exhibit A hereto (the “Purchasers”), and Ingalls & Snyder LLC, a New York limited liability company, in its capacity as the agent for the Purchasers (“Purchasers’ Agent”).

RECITALS

A.                                    The Purchasers have agreed to lend the Company up to $8,000,000 pursuant to certain 10% Senior Secured Convertible Notes Due August 15, 2018 issued by the Company (the “Notes”), pursuant to the terms of the Senior Secured Convertible Note Purchase Agreement dated the same date as this Agreement (the “Purchase Agreement”).

B.                                    To induce the Purchasers to lend to the Company under the Notes, the Company has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations (each as defined below).

NOW, THEREFORE, the parties agree as follows:

1.                                      DEFINITIONS.

All capitalized terms defined in the Purchase Agreement have the same meanings when used in this Agreement.  In addition, the following capitalized terms used in this Agreement shall have the following meanings under this Agreement:

1.1                               “Collateral” means the property described in Exhibit B hereto.

1.2                               “Company Intellectual Property Rights” means all of the Company’s:  (i) United States and foreign letters patent, utility models, and applications therefor, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications; (ii) all copyright rights and all other literary property, software (in both object and source code), and author rights, whether or not copyrightable, all copyrights and copyrighted interests, and all mask works and registered mask works, including any registrations and renewals of any of the foregoing, which are owned by or licensed to the Company; (iii) trade secrets and knowhow with respect to all of the foregoing; (iv) trademarks and service marks; and (v) any and other intellectual property rights of any nature owned or licensed by the Company which are necessary to enable the Company to manufacture any of its products and other products which incorporate, contain, or embody any and all of the foregoing, including, without limitation, the registered intellectual property rights as listed on Exhibit C attached hereto.

1.3                               “Intellectual Property Security Agreement” means the instruments for perfecting security interests in Company Intellectual Property Rights referred to in Section 2.3.

1.4                               “Secured Obligations” means the Company’s obligations and liabilities to the Purchasers under and pursuant to the Notes (including, without limitation, the Company’s obligation to timely pay the principal amount of, and interest on, the Notes) and any fees or other amounts payable by either the Company under any Loan Document.

1.5                               “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the state of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

2.                                      GRANT OF SECURITY INTEREST; COLLATERAL.

2.1                               Grant.  Subject to the terms and conditions of the Loan Documents and as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Company hereby pledges and grants to Purchasers’ Agent, for the exclusive benefit of Purchasers’ Agent and the Purchasers as their agent, a continuing security interest in all of the Company’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence, which shall remain in effect until indefeasible payment and performance in full of all of the Secured Obligations.

2.2                               The Company Remains Liable.  The Company shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered.  The exercise by Purchasers’ Agent or any Purchaser of any right, remedy, power or privilege in respect of this Agreement shall not release the Company from any of its duties and obligations under such contracts and agreements.  Neither Purchasers’ Agent nor any Purchaser shall have any duty, obligation or liability under such contracts and agreements or in respect to any government approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall Purchasers’ Agent or any Purchaser be obligated to perform any of the duties or obligations of the Company under any such contract or agreement or any such government approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or government approval.

2.3                               Perfection; Financing Statement.  Concurrently with the execution and delivery of this Agreement, the Company shall (a) file such financing statements and other documents in such offices (including without limitation the filing of notices with the United States Copyright Office and Patent and Trademark Office and any office in any other country for the perfection of security interests in the Company Intellectual Property Rights), including one or more Intellectual Property Security Agreements, as shall be necessary or as Purchasers’ Agent may request to perfect and establish the priority (subject only to Permitted Liens) of the Liens granted by this Agreement, and (b) take all such other actions as shall be necessary or as Purchasers’ Agent may request to perfect and establish the priority (subject only to such Permitted Liens) of the Liens granted by this Agreement.  If any recording or filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Company shall at its cost execute the same at the time and in the manner requested by the Purchasers.  To the fullest extent permitted by applicable law, the Company authorizes Purchasers’ Agent to file any such financing statements without the signature of the Company, and each of the Purchasers authorizes Purchasers’ Agent to sign the Intellectual Property Security Agreements and other documents, certificates and instruments and take all other actions necessary or material to perfect and establish the priority of the Liens granted by this Agreement.

2.4                               Use of Collateral.  So long as an Event of Default does not exist, the Company shall have the right (a) to use and possess the Collateral, (b) to exercise its rights, title and interest in all contracts, agreements, licenses and government approvals related thereto, and (c) to manage its property and sell its inventory in the ordinary course of business.

3.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS.

3.1                               Other Financing Statements.  The Company represents and warrants to the Purchasers and Purchasers’ Agent that, other than financing statements, security agreements, chattel mortgages, assignments, copyright security agreements or collateral assignments, patent or trademark security agreements or collateral assignments, fixture filings and other agreements or instruments executed, delivered, filed or recorded for the purpose of granting or perfecting any Lien in connection with any Permitted Lien and financing statements in favor of Purchasers’ Agent and the Purchasers, no effective financing statement or similar document naming the Company as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

3.2                               Separate Obligations and Liens.  The Company acknowledges and agrees that, subject to Section 5:  (a) the Secured Obligations represent separate and distinct indebtedness, obligations and liabilities of the Company to each of the Purchasers, which the Company is separately obligated to each Purchaser to pay and perform, in each case regardless of whether or not any indebtedness, obligation or liability to any other Purchaser or any other person or entity, or any agreement, instrument or guaranty that evidences any such other indebtedness, liability or obligation, or any provision thereof, shall for any reason be or become void, voidable, unenforceable or discharged, whether by payment, performance, avoidance or otherwise; and (b) the Lien that secures each Purchaser’s respective Secured Obligations (i) is separate and distinct from any and all other Liens on the Collateral, (ii) is enforceable without regard to whether or not any other Lien shall be or become void, voidable or unenforceable or the indebtedness, obligations or liabilities secured by any such other Lien shall be discharged, whether by payment, performance, avoidance or otherwise, and (iii) shall not merge with or be impaired by any other Lien.

3.3                               Other Liens.  Without the prior written consent of Purchasers’ Agent, the Company shall not dispose of any Collateral, create, incur, assume or suffer to exist any Liens, except Permitted Liens, upon any Collateral, or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which Purchasers Agent is not named as the sole lender for the benefit of the Purchasers; provided that no such consent will be required with respect to any disposition of Collateral pursuant to a Fundamental Change or in the ordinary course of the Company’s business;.

3.4                               Applicable laws.  The Company shall not use the Collateral in violation of any applicable statute, ordinance, law or regulation or in violation of any insurance policy maintained by the Company with respect to the Collateral.

3.5                               Records; Insurance.  The Company will at all times keep in a manner reasonably satisfactory to Purchasers’ Agent accurate· and complete records of the-Collateral and will keep such Collateral insured to the extent similarly situated companies insure their assets.  Purchasers’ Agent shall be entitled, at reasonable times and intervals after reasonable notice to the Company, to enter any of the Company’s premises for purposes of inspecting the Collateral and the Company’s books and records relating thereto.

3.6                               Notices, Reports and Information.  The Company will (i) notify Purchasers’ Agent of any material claim made or asserted against the Collateral by any person or entity and of any material change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or any Purchaser’s Lien thereon; (ii) furnish to Purchasers’ Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Purchasers’ Agent may reasonably request, all in reasonable detail; and (iii) upon request of Purchasers’ Agent make such demands and requests for information and reports as the Company is entitled to make in respect of the Collateral.

3.7                               Disposition of Collateral.  The Company will not, except in the ordinary course of its business which includes the granting of non-exclusive licenses to customers and other parties assisting the Company from time to time, (i) surrender or lose possession of (other than to Purchasers’ Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by this Agreement or the Purchase Agreement, or in the case of transactions not in excess of $100,000, or (ii) remove any of the Collateral from its present location (other than disposals of Collateral permitted by Section 3.7(i)) except upon at least 30 days’ prior written notice to Purchasers’ Agent.

3.8                               Further Assurances.  The Company agrees that, from time to time upon the written request of Purchasers’ Agent, the Company will execute and deliver such further documents and do such other acts and things as Purchasers’ Agent may reasonably request in order fully to effect the purposes of this Agreement.

3.9                               Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  The Company has all requisite power and authority to conduct its business and own its property.

3.10                        Intellectual Property.  The Company represents and warrants that Exhibit C lists all registered patents, trademarks, service marks, copyrights and mask works of the Company, and any and all applications for each of the foregoing, and the registration status of each of the foregoing.  The Company shall maintain the registration of its registered intellectual property, including, but not limited to, by paying required fees and submitting required filings with respect to such registered intellectual property from time to time, except with the consent of Purchasers’ Agent, which consent cannot be withheld unreasonably.  The Company shall continue to  prosecute patent applications as long as the Company in the exercise of reasonable discretion considers the inventions described in the applications to have potential material value to the Company in light of the costs and expenses of prosecution.

4.                                      DEFAULT.

4.1                               Remedies Upon Default.  Upon the occurrence and during the continuation of any Event of Default, the Purchasers shall have, in addition to all other rights and remedies provided under any of the Loan Documents or by applicable law, all of the rights and remedies of a secured party under the Uniform Commercial Code, including, but not limited to, the right to take possession of the Collateral (subject, in all cases, to the provisions set forth in the Security Agreement), and for that purpose Purchasers’ Agent may, and the Company hereby authorizes Purchasers’ Agent and its authorized representatives to, enter upon any premises on which Collateral may be located or situated and remove the same therefrom or without removal render the same unusable and may use or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and upon request the Company shall, to the extent practicable, assemble and make the Collateral available to Purchasers’ Agent at a place to be designated by Purchasers’ Agent, which is reasonably convenient to the Company and Purchasers’ Agent.  The Company agrees that, to the extent notice of sale shall be required by law, at least five days’ notice to the Company of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made shall constitute reasonable notification of such sale or disposition.  Purchasers’ Agent shall also have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Purchasers’ Agent to enforce its rights and remedies hereunder, to manage, protect and preserve the Collateral or continue the operation of the business of the Company, and Purchasers’ Agent shall be entitled to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Note until a sale or other disposition of such Collateral shall be finally made and consummated.  In the event of any disposition or collection of or any other realization upon all or any part of the Collateral, Purchasers’ Agent shall apply the proceeds of such disposition, collection or other realization as follows:

(1)                                 First, to the payment of the reasonable costs and expenses of Purchasers’ Agent and the Purchasers in exercising or enforcing their rights hereunder, including, but not limited to, costs and expenses incurred in retaking, holding or preparing the Collateral for sale, lease or other disposition, and to the payment of all expenses of the Purchasers pursuant to Section 6.4;

(2)                                 Second, to the payment of the Note and all other Obligations (as that term is defined in the Security Agreement); and

(3)                                 Third, the surplus, if any, shall be paid to the Company or to whomsoever may be lawfully entitled to receive such surplus.

4.2                               NO WAIVER OF RIGHTS BY PURCHASERS’ AGENT OR THE PURCHASERS.  PURCHASERS’ AGENT’S OR THE PURCHASERS’ ACCEPTANCE OF PARTIAL OR DELINQUENT PAYMENT FROM THE COMPANY UNDER ANY NOTE OR HEREUNDER, OR PURCHASERS’ AGENT’S OR THE PURCHASERS’ FAILURE TO

EXERCISE ANY RIGHT HEREUNDER, SHALL NOT CONSTITUTE A WAIVER OF ANY OBLIGATION OF THE COMPANY HEREUNDER, OR ANY RIGHT OF PURCHASERS’ AGENT’S OR THE PURCHASERS HEREUNDER, AND SHALL NOT AFFECT IN ANY WAY THE RIGHT TO REQUIRE FULL PERFORMANCE AT ANY TIME THEREAFTER.

5.                                      APPOINTMENT OF AGENT.

5.1                               Appointment; Joint Action.  Each Purchaser hereby irrevocably appoints and authorizes Purchasers’ Agent to act as its agent under this Agreement with such powers as are specifically delegated to Purchasers’ Agent by the terms of the Purchase Agreement, together with such other powers as are reasonably incidental to such powers; provided, however, that any action required or permitted to be taken by Purchasers’ Agent under this Agreement or any other Loan Documents shall require the consent of Purchasers’ Agent. Without limiting the generality of the foregoing, Purchasers’ Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive; endorse and collect any instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that Purchasers’ Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the collateral under Section 4, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

5.2                               Payments Pro Rata.  Purchasers’ Agent and the Purchasers agree that payments to the Purchasers under the Notes shall be made in proportion to the principal and accrued interest then outstanding under each Note on any such date of payment to each, until such obligations are paid or retired in full.

5.3                               Sharing of Payments.  If any Purchaser shall at any time receive any payment of principal, interest or other charge arising under a Note, or upon any other obligation of the Company or any sums by virtue of counterclaim, offset, or other lien that may be exercised, or from any security, other than payments made on the same date and pro rata to all the Purchasers, such Purchaser shall return such payment to Purchasers’ Agent, who shall immediately dispense such payment or payments ratably among all the Purchasers so as to maintain as near as possible the unpaid balance of the loans pro rata according to the Purchasers’ proportionate interests.

6.                                      MISCELLANEOUS.

6.1                               Termination.  When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and Purchasers’ Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Company and to be released, canceled and granted back all licenses and rights referred to in Section 2.  Purchasers’ Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens granted by this Agreement on the Collateral.

6.2                               Waiver.  No failure on the part of Purchasers’ Agent or any Purchaser to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

6.3                               Notices.  All notices and other communications given in accordance with the provisions of Section 12.5 of the Purchase Agreement and addressed shall be deemed to have been given and received for all purposes of this Agreement and addressed to the intended recipient as follows, or to such other address or number as may be specified from time to time by like notice to the parties:

To the Company:

MoSys, Inc.
3301 Olcott Street
Santa Clara, CA 95054
Facsimile No.:  (408) 418-7501
Attention:  Chief Financial Officer

To Purchasers’ Agent:

Ingalls & Snyder  LLC
1325 Avenue of the Americas
New York, NY 10019
Facsimile No.:  (212) 269-7893
Attention:  Thomas Boucher

To the Purchasers:

To the address of each Purchaser as set forth on Exhibit A.

Any party may from time to time specify a different address for notices by like notice to the other parties.

6.4                               Expenses.  The Company agrees to pay or to reimburse Purchasers’ Agent and the Purchasers for reasonable costs and expenses (including reasonable attorney’s fees and expenses) that may be incurred by Purchasers’ Agent or the Purchasers in any effort to enforce any of the provisions of Section 4 or any of the obligations of the Company in respect of the Collateral or in connection with the preservation of the Lien of, or the rights of Purchasers’ Agent and the Purchasers, under this Agreement or with any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of the Collateral, including all such costs and expenses (and reasonable attorney’s fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

6.5                               Amendments.  Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and Purchasers’ Agent (with the consent of the Majority-in-Interest of the Notes).  Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon Purchasers’ Agent and each Purchaser, each holder of any of the Secured Obligations and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

6.6                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company, Purchasers’ Agent, the Purchasers and each holder of any of the Secured Obligations and their respective successors and permitted assigns.

6.7                               Survival.  All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this.  Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

6.8                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9                               Captions.  The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.10                        Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

6.11                        Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed under the laws of New York, without reference to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:

By:
Name:
Title:

PURCHASERS’ AGENT:

INGALLS & SNYDER LLC

By:
Name:
Title:

PURCHASERS:

Per attached counterpart Purchaser signature pages

MoSys, Inc.

Security Agreement

Purchaser Signature Page

The undersigned Purchaser hereby executes this Agreement as of the Effective Date specified therein and agrees to be bound by the same.

Instructions:  Please sign where indicated below and complete the information requested at the bottom of the page regarding your investment.

(Individual Purchasers sign below)	(Investing entities sign below)

Exact Legal Name
of Entity:
Print Purchaser’s name below:
By:

Print name of authorized signature below:

Title:

Address to which	Address to which
notices may be sent	notices may be sent
to Purchaser:	to Purchaser:

Fax:	Fax:
Email:	Email:
Tax ID Number:

EXHIBIT A

PURCHASERS

(See Exhibit A to Purchase Agreement)

A-1

EXHIBIT B

COLLATERAL

“Collateral” means all current and hereafter acquired personal Property of the Company, including all insurance relating thereto, and including all Accounts, Deposit Accounts, Equipment, General Intangibles, Inventory and Negotiable Collateral, and any and all proceeds, as defined in the UCC, thereof, to the extent that the Company is not contractually prohibited from granting a security interest in such Property; provided, however, that the Collateral shall in no event include more than sixty-five percent of the equity interest of any subsidiary which is not incorporated, formed or organized under the laws of any state of the United States or the District of Columbia.  For purposes of this definition of Collateral the foregoing terms have the following meaning:

“Account Debtor” means any Person who is or who may become obligated under, with respect to or on account of an Account.

“Accounts” means all of the Company’s currently existing and hereafter arising accounts, as defined in UCC Section 9102(a)(2), including any contract rights to payment arising out of the sale or lease of goods or the rendition of services by the Company, irrespective of whether earned by performance, and any and all credit insurance, guarantees or security therefor.

“Deposit Accounts” means all deposit accounts, as defined in UCC Section 9102(a)(29), now or hereafter held in the Company’s name.

“Equipment” means all of the Company’s present and hereafter acquired machinery machine tools, motors, computers, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods, wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

“General Intangibles” means all of the Company’s present and future general intangibles and other personal Property (including contract rights, rights arising under common law, statutes or regulations, choses or other things in action, goodwill, patents, trade names, trade secrets, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment, and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and tax refund claims), other than goods, Accounts and Negotiable Collateral.

“Inventory” means all present and future inventory in which the Company has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Company’s present and future raw materials, work in process, finished goods and packing and shipping materials, wherever located.

“Negotiable Collateral” means all of the Company’s present and future letters of credit, letter of credit rights, notes, drafts, instruments, investment property, securities (including the

B-1

shares of capital stock or other equity or membership interests of United States subsidiaries of the Company), documents, personal property leases (wherein the Company is the lessor) and chattel paper.  (Any terms used in the preceding sentence that are defined in the DCC shall have the meanings set forth therein.)

B-2

EXHIBIT C

INTELLECTUAL PROPERTY SECURITY AGREEMENT

C-1